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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT                 [X]
FILED BY PARTY OTHER THAN REGISTRANT    [ ]

CHECK THE APPROPRIATE BOX:
[ ]      PRELIMINARY PROXY STATEMENT
[X]      DEFINITIVE PROXY STATEMENT
[ ]      DEFINITIVE ADDITIONAL MATERIALS
[ ]      SOLICITING MATERIAL PURSUANT TO Section 240.14a-11(c) ORSS.240.14a-12

                             KBK CAPITAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             KBK CAPITAL CORPORATION
                   (NAME OF PERSON(s) FILING PROXY STATEMENT)


PAYMENT  OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]      NO FEE REQUIRED.
[ ]      FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(4) AND 0-11

         1)      TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

                 ---------------------------------------------------------------
         2)      AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

                 ---------------------------------------------------------------
         3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTER PURSUANT TO EXCHANGE ACT RULE 0-11:

                 ---------------------------------------------------------------
         4)      PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

                 ---------------------------------------------------------------
         5)      TOTAL FEE PAID:

[ ]      FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY THE EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY
         REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILINGS.

         1)      AMOUNT PREVIOUS PAID:

                 ---------------------------------------------------------------
         2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

                 ---------------------------------------------------------------
         3)      FILING PARTY:

                 ---------------------------------------------------------------
         4)       DATE FILED:
                 ---------------------------------------------------------------


----------
         *Set forth the amount on which the filing fee is calculated and state how it was determined.



--------------------------------------------------------------------------------

                      [KBK CAPITAL CORPORATION LETTERHEAD]




                                  April 11, 2001


Dear Fellow Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of KBK Capital Corporation at 10:00 a.m. on Tuesday, May 15, 2001. A formal notice setting forth the business to come before the meeting and a Proxy Statement are enclosed. The meeting will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas. Parking is available in the Calhoun Street garage located adjacent to the City Center II building.

         At this year's Annual Meeting you will be asked to elect three directors to serve for a term of three years and ratify the selection by the Board of Directors of KPMG LLP as independent accountants. These matters are described in detail in the enclosed Proxy Statement. Your Board of Directors recommends that you vote FOR both proposals.

         I encourage you to attend the meeting in person. Whether or not you are able to attend, please take a moment now to read the enclosed Proxy Statement and then sign, date and mail the enclosed proxy in the postage-paid envelope so that your vote may be counted. This will help us avoid the expense of sending follow-up letters to ensure that a quorum is represented at the Annual Meeting. Regardless of the number of shares you own, it is very important that you be represented at the Annual Meeting.

         Thank you for your cooperation and continued support.

                                                  Sincerely,



                                                  Robert J. McGee
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                      [KBK CAPITAL CORPORATION LETTERHEAD]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 2001


To the Stockholders:

     The 2001 Annual Meeting of Stockholders of KBK Capital Corporation will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas on Tuesday, May 15, 2001, at 10:00 a.m., local time, for the following purposes:

     1.   To elect three directors to serve for a term of three years;

     2. To ratify the selection by the Board of Directors of KPMG LLP as independent auditors for the year ending December 31, 2001; and

     3. To consider and act upon any other business that may properly be brought before the meeting.

     The close of business on March 20, 2001 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders as of the record date will be available for examination by any stockholder at the Annual Meeting and at the principal executive offices of the Company for the ten days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING, NO MATTER HOW MANY SHARES YOU OWN. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                                            By Order of the Board of Directors



                                            Deborah B. Wilkinson
                                            Secretary


April 11, 2001
Fort Worth, Texas

                      [KBK CAPITAL CORPORATION LETTERHEAD]

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2001


                    PROXY SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of KBK Capital Corporation, a Delaware corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 15, 2001 at 10:00 a.m., local time, at 301 Commerce Street, 2200 City Center II, Fort Worth, Texas, and at any adjournment thereof. THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE BEING FIRST MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 11, 2001.

         A proxy card is enclosed for your use. YOU ARE REQUESTED BY THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke the proxy. Each properly executed unrevoked proxy will be voted as indicated thereon. Where specific instructions are not indicated, the proxy will be voted FOR the approval of the election of three directors to serve for a term of three years, FOR the ratification of the selection of KPMG LLP as independent auditors, and in the discretion of the persons named as proxies with respect to any other matters that may properly be brought before the meeting.

         The Board of Directors has fixed the close of business on March 20, 2001, as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, 340,000 shares of the Company's common stock were subject to issuance upon exercise of warrants, and there were outstanding 2,701,836 shares of the Company's Common Stock. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Company's office at 301 Commerce Street, 2200 City Center II, Fort Worth, Texas, during ordinary business hours for a period of ten days before the Annual Meeting. Warrant holders are not entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Company's Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. Proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. The Company's personnel will not be compensated for such solicitation.

         The Company's Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present (whether in person or by proxy), an abstention will have the same effect as a vote "against" the proposal. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of KPMG LLP as independent auditors. With respect to the election of Directors, the three nominees who receive the most votes at the meeting will be elected.

         A copy of the Company's 2000 Annual Report on Form 10-KSB, which includes the consolidated financial statements of the Company as of the year ended December 31, 2000 and 1999, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.


                                 AGENDA ITEM 1:

                              ELECTION OF DIRECTORS



         THE BOARD OF DIRECTORS OF THE COMPANY IS DIVIDED INTO THREE CLASSES (CLASS I, CLASS II AND CLASS III). AT EACH ANNUAL MEETING OF STOCKHOLDERS, DIRECTORS CONSTITUTING ONE CLASS ARE ELECTED FOR A THREE-YEAR TERM. THE BOARD OF DIRECTORS CURRENTLY CONSISTS OF NINE MEMBERS.

         THREE DIRECTORS WILL BE ELECTED AT THE ANNUAL MEETING AS CLASS II DIRECTORS. THE REMAINING SIX DIRECTORS NAMED BELOW ARE NOT REQUIRED TO STAND FOR ELECTION AT THE ANNUAL MEETING BECAUSE THEIR PRESENT TERM EXPIRES IN EITHER 2002 OR 2003. THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING INDIVIDUALS, TWO OF WHOM ARE INCUMBENT DIRECTORS, TO SERVE AS CLASS II DIRECTORS UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2004 AND UNTIL SUCH TIME AS THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFY.

                  THOMAS M. SIMMONS      -    CLASS II - THREE YEAR TERM
                  HARRIS A. KAFFIE       -    CLASS II - THREE YEAR TERM
                  DEBORAH B. WILKINSON   -    CLASS II - THREE YEAR TERM

           Shareholders may not cumulate their votes in the election of directors. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons, if any, as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION

Set forth below is the name and certain information regarding each of the three nominees for election as a director under Class II, as well as each of the other directors of the Company:

CLASS II DIRECTORS - TERM TO EXPIRE 2004:

           THOMAS M. SIMMONS, 48, has served as a Director of the Company since October 1995. Mr. Simmons is the Managing Director in the Houston office of SpencerStuart & Co., an executive search firm. Prior to joining SpencerStuart, Mr. Simmons was President and Chief Executive Officer of Transamerica Fund Management Company with assets under management in excess of $3 billion.

           HARRIS A. KAFFIE, 51, has served as a Director of the Company since May 1996 and is a director of CCNG, Inc., a privately held oil and natural gas exploration and production company, which also owns and operates mid-stream natural gas assets. Mr. Kaffie is also a director of Blue Dolphin Energy Company, a publicly held company engaged in the exploration, acquisition, development and operation of oil and gas properties and in oil and gas transportation and marketing.

           DEBORAH B. WILKINSON, 50, has been nominated to serve as a Director of the Company. Ms. Wilkinson joined the Company's operating subsidiary in March 1997 as Vice President and Controller of the Company. Effective July 1999, Ms. Wilkinson was named Executive Vice President and Chief Financial Officer of KBK Capital Corporation and the Company's operating subsidiary. In November 2000, Ms. Wilkinson was additionally named Secretary of both Company entities. Prior to joining the Company, Ms. Wilkinson was Senior Vice President and Controller for First State Bank of Texas in Denton, Texas from 1990 to March 1997.


CLASS I DIRECTORS - TERM TO EXPIRE 2003:

           R. EARL COX, III, 67, has served as a Director of the Company since May 1996 and is currently on the Board of INFOsphere, Inc. located in Fort Worth, Texas. Mr. Cox is also a co-owner of Ofco Office Furniture Stores, Inc., a chain of retail office furniture stores and President of R.E. Cox Realty Company, a property management company. Mr. Cox is a director of Inspire Insurance Solutions.

           MARTHA V. LEONARD, 64, has served as a Director of the Company since May 1996 and manages her private investment portfolio. Ms. Leonard built and developed Leonard Golf Links, a teaching/practice facility which she has since sold. Ms. Leonard serves as a director on various charitable and civic boards.

           JACK R. ROPER, 47, has served as a Director of the Company since November 2000 and is currently the Executive Vice President of Systems and Administration for KBK. He has held this position with the Company since January 1994. He has been an executive officer of the Company's operating subsidiary, KBK Financial, Inc., since 1989. Previously, Mr. Roper served as senior consultant with KPMG LLP from 1986 through 1989.


CLASS III NOMINEES - TERM TO EXPIRE 2002:

           ROBERT J. MCGEE, 46, has served as Chairman of the Board, Director and Chief Executive Officer of the Company since he founded the Company in February 1992 and was elected President in January 1994. Prior to his association with the Company, Mr. McGee was Chairman of the Board of Texas Commerce Bank, Fort Worth, National Association from September 1989 to April 1992.

           DANIEL R. FEEHAN, 50, has served as a Director of the Company since February 1992. Mr. Feehan is President and Chief Operating Officer and a Director of Cash America International, Inc., a consumer lending corporation, and has served in such capacities since January 1990. He has been associated with Cash America International, Inc. since 1988.

           THOMAS L. HEALEY, 67, was first elected as a Director of the Company in April 1994. Mr. Healey retired from the law firm of Andrews & Kurth LLP in 1993 after having been a partner or of counsel at such firm since 1974. Since his retirement from Andrews & Kurth, Mr. Healey has been a private investor.






COMMITTEES

           The Board of Directors has established the following standing committees:

           Asset Quality Committee. The Asset Quality Committee, which is currently comprised of Mr. Feehan (Chairman), Mr. Cox, Mr. Healey, Mr. Jarboe, and Mr. McGee, is entitled to exercise all of the powers of the Board of Directors of the Company with respect to the oversight and assessment of the credit quality of the Company's earning asset portfolio and the review and monitoring of the adequacy of the Company's allowance for credit losses for any and all classes of earning assets. This committee is responsible for the review and approval of all financing, purchase and loan commitments that exceed the Company's house or concentration limits, as that limit stands from time to time as established by the full Board, provided that in the exercise of such powers such committee shall be limited by applicable law, the Restated Certificate of Incorporation and Bylaws of the Company and as the full Board may otherwise direct. The Asset Quality Committee held four meetings during 2000.

           Audit Committee. The Audit Committee, which is currently comprised of Mr. Healey (Chairman), Mr. Feehan, and Mr. Simmons, meets separately with representatives of the Company's independent auditors and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to the Company's internal control systems, compliance with laws and regulations and with its codes of conduct and other matters related to audit functions. During 2000, the Audit Committee held three meetings. The Board of Directors has adopted a written charter for the Audit Committee which was included as Exhibit A to the Proxy Statement dated April 7, 2000. All of the Audit Committee members are independent, as independence is defined in Section 121 (A) of the American Stock Exchange's listing standards.

           Compensation Committee. The Compensation Committee, which is currently comprised of Mr. Simmons (Chairman), Mr. Feehan, and Mr. McGee, administers the Company's 1994 Stock Option Plan and the 1996 Long-Term Incentive Plan and has responsibility for making recommendations to the Board of Directors with respect to the compensation of the Company's Chief Executive Officer and its other executive officers, and the establishment of policies dealing with various compensation and employee benefit matters for the Company. The Compensation Committee held four meetings during 2000.

           Executive Committee. The Executive Committee, which is currently comprised of Mr. McGee (Chairman), Mr. Feehan, Mr. Simmons, Mr. Healey, and Mr. Kaffie, is entitled to exercise all of the powers of the Board of Directors of the Company in the management of the property, business and affairs of the Company to the extent permitted by law, the Restated Certificate of Incorporation and the Bylaws of the Company and such limits as the full Board may otherwise direct. The Executive Committee held six meetings during 2000.

           Markets Committee. The Markets Committee, which is currently comprised of Mr. Kaffie (Chairman), Ms. Leonard, Mr. Cox, and Mr. McGee, compares monthly results to budget, reviews and approves new products, the establishment of geographic markets, new offices, pricing and strategy relative to the marketing of the Company's products, the maintenance and improvement of the Company's competitive position in the financial services industry generally and all matters incidental or relating to the foregoing. The Markets Committee held eight meetings in 2000.

           Nominating Committee. The Nominating Committee, which is currently comprised of Mr. Simmons (Chairman), and Mr. McGee, provides recommendations to the Board for nominees to serve as Directors of the Company. The Nominating Committee held one meetings during 2000.



ATTENDANCE AND FEES

           The Company's Board of Directors held five meetings in 2000. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

           Each director who is not also an officer or employee of the Company received a fee of $1,500 per board meeting, $500 per committee meeting, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Effective December 21, 2000, the Executive Committee of the Board of Directors approved an increase in the fee to attend committee meetings from $500 to $1,000 for 2001 and also approved a new annual retainer fee of $5,000 for each director who is not also an officer or employee of the Company. In addition, pursuant to the terms of the Company's 1994 Stock Option Plan, each non-employee director automatically receives a ten-year option to purchase 5,000 shares of Common Stock at fair market value at the date of grant each year of election as a director, which option vests six months after the date of grant. Pursuant to the 1994 Stock Option Plan, Mr. Cox and Ms. Leonard each received grants during 2000 to purchase 5,000 shares of Common Stock with an exercise price of $4.00 per share.


AUDIT COMMITTEE REPORT

           The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). They have also discussed with the independent accountants regarding their independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

              Mr. Healey             Mr. Feehan            Mr. Simmons
              (Chairman)              (Member)              (Member)


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

           In 1994, the Company adopted a program pursuant to which officers of the Company and its operating subsidiary could, subject to certain limitations, borrow funds from the Company's operating subsidiary to enable them to hold Common Stock or purchase Common Stock of the Company in the open market. The amount of loans available under the program may not exceed $600,000, and no more than $199,000 of loans may be extended during any calendar quarter. Such loans bear interest at a published prime rate plus 1% (which interest may be added to principal under certain circumstances), and are payable prior to termination of employment under certain conditions, and in any event must be repaid within 60 days after termination of employment. Pursuant to this program, two directors of the Company had loans outstanding during 2000. Robert J. McGee, the Chairman of the Board and Chief Executive Officer of the Company, had a maximum principal amount outstanding under such program during 2000 of $486,321 which was also the balance outstanding as of March 20, 2001. L. Allen Jarboe, Chief Credit Officer, Executive Vice President, and Director of the Company, had a maximum principal amount outstanding of $57,424, with a balance of $50,424 outstanding as of March 20, 2001.








                SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

           The following table sets forth the beneficial ownership of Common Stock as of March 20, 2001, for each director and director nominee, each executive officer named in the Summary Compensation Table included under the heading "Information Concerning Executive Officers," all directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons listed below have sole voting and investment power over the shares beneficially owned by them. No family relationship exists between any of the directors or officers of the Company.


                                                         SHARES OWNED BENEFICIALLY
                                                        ---------------------------
NAME                                                    NUMBER              PERCENT
----                                                    ------              -------
Robert J. McGee(1)(2)                                   935,295              30.3%
Harris A. Kaffie(2)(3)                                  313,400              10.1%
Daniel R. Feehan(2)(4)                                  210,000               6.8%
Jack R. Roper(2)                                         44,615               1.4%
L. Allen Jarboe(2)                                       29,955               1.0%
Thomas L. Healey(2)                                      25,000                 *
Thomas M. Simmons(2)                                     22,900                 *
R. Earl Cox, III(2)                                      21,950                 *
Martha V. Leonard(2)                                     21,000                 *
Thomas E. Lindholm(2)                                     6,013                 *
William D. Gray(2)                                        4,309                 *
Deborah B. Wilkinson(2)                                   2,357                 *
All directors and executive officers
          as a group (10 persons)(1)(2)(3)(4)         1,636,794              53.0%
Orbis Pension Trustee Limited(5)                        280,000               9.1%
Derby Trust plc(5)                                      120,000               3.9%
Dimensional Fund Advisors, Inc.(6)                      265,000               8.6%


----------
* Less than one percent

1. Includes 100,000 shares owned by trusts for the benefit of Mr. McGee's children, as to which shares Mr. McGee disclaims beneficial ownership. Also includes 108,795 shares, owned by Sirmon Commercial Finance, L.L.C. and held in escrow, as to which Mr. McGee shares voting power pursuant to a Voting Agreement and Irrevocable Proxy entered into in connection with the Company's repurchase of shares from former shareholders of Coastal Financial Resources, Inc., which was acquired by the Company in

     1994. See discussion below. Mr. McGee's address is 2200 City Center II, 301 Commerce Street, Fort Worth, Texas 76102.

2. Includes shares issuable upon exercise of stock options exercisable within 60 days as follows: Mr. McGee - 22,400; Mr. Kaffie - 15,000; Mr. Feehan - 30,000; Mr. Roper - 43,200; Mr. Jarboe - 14,400; Mr. Healey - 25,000; Mr.
     Simmons - 15,000; Mr. Cox - 15,000; Ms. Leonard - 15,000; Mr. Lindholm - 6,000; Mr. Gray - 800; Ms. Wilkinson - 1,600; all directors and executive officers as a group - 203,400.

3. 10,000 of such shares are owned by a trust for the benefit of Mr. Kaffie's child of which Mr. Kaffie is trustee and as to which Mr. Kaffie disclaims beneficial ownership.

4. 180,000 of the shares shown are issuable upon exercise of warrants (including 40,000 shares issuable upon exercise of warrants owned by trusts for the benefit of Mr. Feehan's children). Mr. Feehan's address is 1600 W. 7th Street, Suite 900, Fort Worth, Texas 76102.

5. The address of the Orbis Pension Trustees Limited and Derby Trust plc is 1 Connaught Place, London, W2 2DY. Orbis Pension Trustees Limited and Derby Trust plc are managed by Chatsworth Management Services Limited, at the same address, and may, for the purposes of the rules and regulations of the Securities and Exchange Commission, be deemed to beneficially own these shares.

6. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.


     Pursuant to an agreement with certain former holders of the capital stock of Coastal Financial Resources, Inc. under which the Company acquired such holders' capital stock of Coastal Financial Resources, Inc. and issued in connection therewith 500,000 shares of Common Stock of the Company, each such holder has agreed for a ten-year period commencing December 30, 1994 to vote all Common Stock beneficially owned by such holder, with respect to each matter submitted to the stockholders of the Company, in the same proportion as the stockholders of the Company (other than such holders) vote their shares of Common Stock. As a result, approximately 3.5% of the outstanding Common Stock of the Company will be voted at the Annual Meeting with respect to each matter in the same proportion as the stockholders of the Company (other than such holders) vote their shares.

     In addition, the Voting Agreement and Irrevocable Proxy between the Company and the former shareholders of Coastal Financial Resources, Inc. provides that any shares of Common Stock held in the escrow will be voted in accordance with the recommendations of management for the term of the escrow.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

         The following table sets forth certain information about the executive officers of the Company:


         Name                              Age                     Position
         ----                              ---                     --------
         Robert J. McGee                   46                 Director, Chairman of the
                                                              Board and Chief Executive Officer

         Jack R. Roper                     47                 Director and Executive Vice President-Systems
                                                              and Administration

         Allen Jarboe                      47                 Director, Executive Vice President and
                                                              Chief Credit Officer

         Deborah B. Wilkinson              50                 Executive Vice President, Chief Financial
                                                              Officer and Secretary

         L. William D. Gray                57                 Executive Vice President, Director of Human
                                                              Resources and Assistant Secretary

         Thomas E. Lindholm                41                 Executive Vice President - Marketing

         ROBERT J. MCGEE - see "ELECTION OF DIRECTORS" above.

         JACK R. ROPER - see "ELECTION OF DIRECTORS" above.

         DEBORAH B. WILKINSON - see "ELECTION OF DIRECTORS" above.

         L. ALLEN JARBOE - was named Executive Vice President and Chief Credit Officer of KBK Capital Corporation and the Company's operating subsidiary effective April 1998. Mr. Jarboe has served as Director of the Company since November 2000, and his term expires in May 2001. Previously, Mr. Jarboe served as Director of Commercial Workouts and Director of Real Estate and Administration at Barnett Banks in Jacksonville, Florida, from 1991 to 1998.

         WILLIAM D. GRAY joined the Company's operating subsidiary in April 1999 as Director of Human Resources of the Company. Effective November 2000, Mr. Gray was named Executive Vice President Director of Human Resources and Assistant Secretary of KBK Capital Corporation and the Company's operating subsidiary. Prior to joining the Company, Mr. Gray was a consultant with WDG Associates from 1998 to 1999; previously, Mr. Gray served as Vice President of Human Resources for AmeriCredit Corporation in 1998 and was Senior Vice President, Director of Human Resources with Chase Bank of Texas from 1980 to 1998.

         THOMAS E. LINDHOLM joined the Company's operating subsidiary in October 1998 as Senior Vice President and Southwest Region Marketing Manager. Effective June 2000, Mr. Lindholm was named Executive Vice President - Marketing of KBK Capital Corporation and the Company's operating subsidiary. Prior to joining the Company, Mr. Lindholm served in various managerial and commercial banker positions with Bank One, First Interstate Bank, and U.S. Bancorp with a combined service of sixteen years from the period 1982 to 1998.

         The Company's executive officers are elected annually by, and serve at the discretion of, the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

         The table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers (the "Named Executives") who earned more than $100,000 in combined salary and bonus.








                           SUMMARY COMPENSATION TABLE



                                                                                                                 LONG-TERM
                                                         ANNUAL COMPENSATION                                COMPENSATION AWARDS
                                       ----------------------------------------------------------------     SECURITIES UNDERLYING
                                                                                           OTHER ANNUAL        STOCK OPTIONS
NAME AND PRINCIPAL POSITION            YEAR         SALARY               BONUS             COMPENSATION      (NUMBER OF SHARES)
---------------------------            ----      ------------         ------------         ------------     ---------------------

Robert J. McGee                        2000      $    275,000         $      1,500                    *                --
  Chairman of the Board,               1999      $    246,109                   --                    *            20,000
   and Chief Executive Officer         1998      $    247,833         $    100,000                    *             6,000
Jack R. Roper(1)                       2000      $    180,000         $     11,500         $     14,291(1)         14,459
  Executive Vice President             1999      $    155,166                   --         $     13,899(1)         40,160
  and Systems Administration           1998      $    148,750         $     20,000         $     14,609(1)          4,880
L. Allen Jarboe(2)(3)                  2000      $    185,000         $     16,500                    *            10,988
   Executive Vice President            1999      $    163,479                   --                    *            35,317
   and Chief Credit Officer            1998      $    125,019         $     50,000(3)                 *            41,000
Deborah B. Wilkinson                   2000      $    150,000         $     26,500                    *             9,635
   Executive Vice President            1999      $    125,182                   --                    *            33,437
   & Chief Financial Officer           1998      $    115,708         $     30,000                    *             5,253
William D. Gray(4)                     2000      $    130,000         $     11,500                    *                --
                                       1999      $     75,833                   --                    *            22,000
Thomas E. Lindholm(5)(6)               2000      $    169,167         $     16,500                    *            20,000
                                       1999      $    124,167                   --                    *            20,000
                                       1998      $     30,000         $     50,000(6)                 *             5,000

----------
*Less than 10% of combined salary and bonus.

(1)   Mr. Roper received a pro-rated moving allowance during 1996 through 2000.

(2) Mr. Jarboe joined the Company in April 1998, as a result, the amount reflected for 1998 is for a partial year.

(3)   Mr. Jarboe received a signing bonus upon employment with the Company.

(4) Mr. Gray joined the Company in April 1999, as a result, the amount reflected for 1999 is for a partial year.

(5) Mr. Lindholm joined the Company in October 1998, as a result, the amount reflected for 1998 is for a partial year.

(6)   Mr. Lindholm received a signing bonus upon employment with the Company.

STOCK OPTION GRANTS IN 2000

         The following table contains certain information concerning stock options granted to the Named Executives in 2000.



                                                    INDIVIDUAL GRANTS
        ----------------------------------------------------------------------------------------------------------
                                      NUMBER OF
                                      SECURITIES     PERCENT OF TOTAL
                                      UNDERLYING     OPTIONS GRANTED
                                       OPTIONS       TO EMPLOYEES IN    EXERCISE PRICE     GRANT        EXPIRATION
            NAME                       GRANTED         FISCAL YEAR        (PER SHARE)       DATE           DATE
        ---------------               ----------     -----------------  --------------   ----------     ----------
        Jack R. Roper                   14,459            19.7%            $5.06           7/7/00         5/21/07
        L. Allen Jarboe                 10,988            15.0%            $5.06           7/7/00         5/21/07
        Deborah B. Wilkinson             9,635            13.1%            $5.06           7/7/00         5/21/07
        Thomas E. Lindholm              20,000            27.2%            $4.25           1/1/00         10/1/10

VALUE OF UNEXERCISED STOCK OPTIONS

          The following table contains certain information concerning the value of unexercised options at December 31, 2000. No stock options were exercised by the Named Executives in 2000.


                             NUMBER OF SECURITIES UNDERLYING               VALUE ($) OF UNEXERCISED IN-THE-MONEY
                             UNEXERCISED OPTIONS AT YEAR-END                      OPTIONS AT YEAR-END (1)
                             -------------------------------               -------------------------------------

                                    EXERCISABLE/                                        EXERCISABLE/
NAME                               UNEXERCISABLE                                       UNEXERCISABLE
----                               -------------                                       -------------

Robert J. McGee                      18,400/27,600                                           0/0


Jack R. Roper                        41,200/78,157                                           0/0

L. Allen Jarboe                      10,400/76,905                                           0/0

Deborah B. Wilkinson                  1,600/58,629                                           0/0

William D. Gray                         400/21,600                                           0/0

Thomas E. Lindholm                    2,000/23,000                                           0/0



(1) Based upon the difference between the closing price of the Company's Common Stock of $3.00 on December 29, 2000 (the last trading day of 2000) and the exercise price.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

         The Company has entered into Change of Control Employment Agreements with two of its executive officers, Messrs. Roper and Jarboe, which provide that from and after a Change of Control (as defined therein) until the second anniversary of the Effective Date of the Change of Control, if (i) the Company terminates employment of the executive for any reason other than for Cause (as defined therein), death or disability, (ii) the executive terminates employment for Good Reason (as defined therein), or (iii) the executive terminates employment after the first anniversary for any reason or no reason, such executive will be entitled to a payment equal to two years' base salary, continued health coverage for one year from the date of termination or through the end of the second anniversary of the Effective Date of the Change of Control, whichever is longer, and the extension of certain rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). For purposes of the Change of Control Employment Agreements, a Change of Control occurs if (i) the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated,
(iv) any person or entity, including a group as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of capital stock of the Company, or (v) as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or a contested election for the Board of Directors, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board.


                                 AGENDA ITEM 2:

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         The stockholders are asked to ratify the Board of Directors' appointment of KPMG LLP, an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 2001. KPMG LLP has audited the books of the Company since its inception in 1992 and has audited the books of the Company's operating subsidiary since 1962. Representatives of KPMG LLP are expected to be at the Annual Meeting with the opportunity to make a statement if they desire, and will also be available to answer appropriate questions.

AUDIT FEES

         The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $104,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         KPMG LLP rendered no professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000, were $12,000. These fees were principally for tax consulting services and professional services rendered for the audit of the Company's financial statements in connection with the agreed upon procedures performed related to the sale of assets of KBK Capital Corporation.

RECOMMENDATION AND VOTE REQUIRED

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established by the Company and by the rules of the Securities and Exchange Commission.

PROPOSALS FOR THE 2002 ANNUAL MEETING

         Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of holders of the Company's Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2002 and included in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company, addressed to Deborah B. Wilkinson, Secretary, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102, NO LATER THAN DECEMBER 1, 2001. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's Bylaws provide that, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Assistant Secretary of the Company. TO BE TIMELY FOR THE 2002 ANNUAL MEETING, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 ON OR BEFORE FEBRUARY 1, 2002. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of voting stock of the Company which are beneficially owned by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the stockholder in such business. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to any such proposal.

NOMINATIONS FOR THE 2002 ANNUAL MEETING AND SPECIAL MEETINGS

         Pursuant to the Company's Bylaws, only persons who are nominated in accordance with the procedures set forth in the Bylaws and who are less than 70 years of age at the time of nomination or election are eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice described below, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures described below. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A STOCKHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 (i) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 2002 ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, ON OR BEFORE FEBRUARY 1, 2002, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors not later than the close of business on the tenth (l0th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director, if elected), and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of voting stock of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to nominations of directors.




             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required also to furnish to the Company copies of all such forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or on written representations from certain reporting persons that all of the Company's executive officers, directors and more than 10% stockholders timely made all required filing under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                                     GENERAL

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly be brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters. A copy of the Company's Form 10-KSB as filed with the Securities and Exchange Commission may be obtained without charge (except for exhibits to the report) by written request made to the Corporate Secretary, KBK Capital Corporation, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102.

                         Please mark your votes as indicated in this example [X]

     1. Election of Directors

                  FOR all nominees                              WITHHOLD AUTHORITY                   *EXCEPTIONS
                  listed below                        to vote for all nominees listed below
                  (except as marked to the
                  contrary)
                  [ ]                                 [ ]                                            [ ]

Nominees: Class II - Term to expire 2004: Thomas M. Simmons, Harris A. Kaffie and Deborah B. Wilkinson (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           ---------------------------------------------------------------------


     2. Ratification of the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001.

             FOR     [ ]            AGAINST    [ ]                  ABSTAIN  [ ]

                                  CHANGE OF ADDRESS OR COMMENTS MARK HERE    [ ]


                        Please sign exactly as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer.

                        Dated:                                             ,2001
                              ---------------------------------------------

                        --------------------------------------------------------
                                     Signature(s) of Stockholders(s)

                        --------------------------------------------------------
                                     Signature(s) of Stockholders(s)

                        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS, MARK ANY ADDRESS CORRECTION, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

                             KBK CAPITAL CORPORATION
                        301 COMMERCE, 2200 CITY CENTER II
                             FORT WORTH, TEXAS 76102

                          PROXY FOR 2001 ANNUAL MEETING

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2001. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 BELOW AND IN THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF.

            As evidenced by the signatures hereon, the undersigned hereby appoints Robert J. McGee and Deborah B. Wilkinson, or any one of them, as proxies, each with full power of substitution, to represent and vote all shares of Common Stock of KBK Capital Corporation (the "Company") that the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Company to be held in Fort Worth, Texas on May 15, 2001, at 10:00 a.m., (local time), and all adjournments and postponements thereof. Said proxies are directed to vote as instructed herein on the matters set forth and otherwise at their discretion. Receipt of a copy of the Notice of the 2001 Annual Meeting and Proxy Statement is hereby acknowledged.

                            CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE